                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A National Banking Association                              36-0899825
                                                           (I.R.S. employer
                                                        identification number)

 One First National Plaza, Chicago, Illinois                  60670-0126
  (Address of principal executive offices)                    (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                              APPLIED POWER INC.
              (Exact name of obligor as specified in its charter)

            Wisconsin                                         39-0168610
 (State or other jurisdiction of                           (I.R.S. employer
  incorporation or organization)                        identification number)


     13000 West Silver Spring Drive
           Butler, Wisconsin                                  53007-1093
(Address of principal executive offices)                      (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of March, 1998.


                             The First National Bank of Chicago,
                             Trustee


                             By  /S/ STEVEN M. WAGNER
                                --------------------------------
                                       Steven M. Wagner
                                       Vice President






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Applied Power Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  The First National Bank of Chicago


                                  By   /S/ STEVEN M. WAGNER
                                      ------------------------------
                                          Steven M. Wagner
                                          Vice President

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago Call Date: 09/30/97
                        ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303             Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                  C400
                                                                             Dollar Amounts in                ------------
                                                                                 Thousands         RCFD       BIL MIL THOU
                                                                             -----------------     ----       ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)............                          0081         4,499,157     1.a.
     b. Interest-bearing balances(2).....................................                          0071         6,967,103     1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A).......                          1754                 0     2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D).....                          1773         5,251,713     2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell..............................................................                          1350         5,561,976     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)...............................................................     RCFD 2122 24,171,565                            4.a.
     b. LESS: Allowance for loan and lease losses........................     RCFD 3123    419,216                            4.b.
     c. LESS: Allocated transfer risk reserve............................     RCFD 3128          0                            4.c.
     d. Loans and leases, net of unearned
        income, allowance, and reserve (item 4.a minus 4.b and 4.c)......                          2125        23,752,349     4.d.
5.   Trading assets (from Schedule RD-D).................................                          3545         6,238,805     5.
6.   Premises and fixed assets (including capitalized leases)............                          2145           717,303     6.
7.   Other real estate owned (from Schedule RC-M)........................                          2150             7,187     7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)......................................                          2130            77,115     8.
9.   Customers' liability to this bank on acceptances outstanding........                          2155           614,921     9.
10.  Intangible assets (from Schedule RC-M)..............................                          2143           277,105     10.
11.  Other assets (from Schedule RC-F)...................................                          2160         2,147,141     11.
12.  Total assets (sum of items 1 through 11)............................                          2170        56,108,875     12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago Call Date: 09/30/97
                         ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0303            Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------


Schedule RC-Continued
                                                                                  Dollar Amounts in
                                                                                      Thousands                       Bil Mil Thou
                                                                                  -----------------                   ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1).............................................                         RCON 2200     21,496,468
        (1) Noninterest-bearing(1).............................................. RCON 6631  8,918,843
        (2) Interest-bearing.................................................... RCON 6636 12,577,625
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)......................................                         RCFN 2200     14,164,129
        (1) Noninterest bearing................................................. RCFN 6631    352,399
        (2) Interest-bearing.................................................... RCFN 6636 13,811,730
14.  Federal funds purchased and securities sold under agreements
     to repurchase:.............................................................                         RCFD 2800      3,894,469
15.  a. Demand notes issued to the U.S. Treasury................................                         RCON 2840         68,268
     b. Trading Liabilities (from Schedule RC-D)................................                         RCFD 3548      5,247,232
16.  Other borrowed money:
     a. With a remaining maturity of one year or less...........................                         RCFD 2332      2,608,057
     b. With a remaining maturity of than one year through three years..........                              A547        379,893
     c.  With a remaining maturity of more than three years.....................                              A548        323,042
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding....................                         RCFD 2920        614,921
19.  Subordinated notes and debentures (2)......................................                         RCFD 3200      1,700,000
20.  Other liabilities (from Schedule RC-G).....................................                         RCFD 2930      1,222,121
21.  Total liabilities (sum of items 13 through 20).............................                         RCFD 2948     51,718,600
22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus..............................                         RCFD 3838              0
24.  Common stock...............................................................                         RCFD 3230        200,858
25.  Surplus (exclude all surplus related to preferred stock)...................                         RCFD 3839      2,989,408
26.  a. Undivided profits and capital reserves..................................                         RCFD 3632      1,175,518
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................................                         RCFD 8434         26,750
27.  Cumulative foreign currency translation adjustments........................                         RCFD 3284         (2,259)
28.  Total equity capital (sum of items 23 through 27)..........................                         RCFD 3210      4,390,275
29.  Total liabilities and equity capital (sum of items 21 and 28)..............                         RCFD 3300     56,108,875


LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1).............................................     13.a
        (1) Noninterest-bearing(1)..............................................     13.a.1
        (2) Interest-bearing....................................................     13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)......................................     13.b.
        (1) Noninterest bearing.................................................     13.b.1
        (2) Interest-bearing....................................................     13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:.............................................................     14
15.  a. Demand notes issued to the U.S. Treasury................................     15.a
     b. Trading Liabilities (from Schedule RC-D)................................     15.b
16.  Other borrowed money:
     a. With a remaining maturity of one year or less...........................     16.a
     b. With a remaining maturity of than one year through three years..........     16.b
     c.  With a remaining maturity of more than three years.....................     16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding....................     18
19.  Subordinated notes and debentures (2)......................................     19
20.  Other liabilities (from Schedule RC-G).....................................     20
21.  Total liabilities (sum of items 13 through 20).............................     21
22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus..............................     23
24.  Common stock...............................................................     24
25.  Surplus (exclude all surplus related to preferred stock)...................     25
26.  a. Undivided profits and capital reserves..................................     26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................................     26.b.
27.  Cumulative foreign currency translation adjustments........................     27
28.  Total equity capital (sum of items 23 through 27)..........................     28
29.  Total liabilities and equity capital (sum of items 21 and 28)..............     29



Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external                                                                  Number
    auditors as of any date during 1996...........................................RCFD 6724.............N/A                   M.1

1 = Independent audit of the bank conducted in accordance        4 =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company       5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing          auditors
    standards by a certified public accounting firm which        6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company              auditors
    (but not on the bank separately)                             7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in              8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.